IN THE UNITED STATES DISTRICT COURT
                           FOR THE DISTRICT OF OREGON

IN RE LOUISIANA-PACIFIC INNER-SEAL       Civil No. CV-95-879-JO-LEAD
SIDING LITIGATION
                                         SUPPLEMENTAL FUNDING AGREEMENT

         This SUPPLEMENTAL FUNDING AGREEMENT ("Supplemental Agreement") is dated and effective as of October 26, 1998, by and between the Plaintiffs in the above litigation, for themselves and on behalf of the Settlement Class as that term is defined in the October 18, 1995 Settlement Agreement ("Class Members") and defendant Louisiana-Pacific Corporation ("L-P"), collectively, the "Parties."

                                   BACKGROUND

         The Parties entered into a Settlement Agreement on October 18, 1995 and an Amendment to Settlement Agreement dated April 26, 1996, both of which were approved by the Court in the above matter by its Order, Final Judgment, and Decree, dated April 26, 1996 (the "Settlement Agreement"). The Settlement Agreement creates a mechanism for the receipt, inspection, and

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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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payment of claims  filed by a Class  Member with the Claims  Administrator.  The
Parties have negotiated this Supplemental Agreement in order to offer to Class Members an alternative to the relief provided by the Settlement Agreement.

         This Supplemental Agreement does not in any respect alter or amend the Settlement Agreement, which remains in full force and effect to the same extent as if this agreement never had been executed. To the extent Class Members who have filed claims with the Claims Administrator ("Claimants") individually elect to accept the early payment proposals ("Early Payment") or to participate in the Second Settlement Fund contained in this Supplemental Agreement, the provisions governing such proposals will control the respective rights and obligations of the electing Claimants and L-P.

                                    AGREEMENT

         The Parties agree as follows:
1.       DEFINITIONS

         All terms used in this Supplemental Agreement shall have the same meaning as set forth in the Settlement Agreement unless otherwise stated in this agreement.

2.       ADVICE TO CLAIMANTS

         As soon as practicable following the execution of this Supplemental Agreement, the Claims Administrator will notify in writing each Claimant who has filed an approved claim and whose property has been inspected of: (a) the current status of his claim; (b) its expected payment date; and (c) the proposals described in this Supplemental Agreement.

3.       OFFER OF EARLY PAYMENT - MANDATORY CONTRIBUTIONS

         (a) Under the terms of the Settlement Agreement, L-P is required to contribute a minimum of $275 million to the Settlement Fund over a seven-year period (the "Mandatory Contributions"). To date, L-P has contributed $195 million to the Settlement Fund. The remaining $80 million is payable in annual installments on each June 7 of the next four years, commencing on June 7, 1999 (the "Remaining $80 Million").

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                                                   Portland, Oregon  97204
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         (b) L-P agrees to offer to each Claimant  whose claim has been approved by the Claims Administrator and who otherwise is entitled to be paid from the Remaining $80 Million an amount equal to the present value of his Damage Award discounted at the rate of 9% per annum to reflect its early payment. For example, a Claimant with a Damage Award of $6,000 payable on June 7, 1999 who is offered an Early Payment on November 1, 1998 would be offered $5,694; a Claimant with a $6,000 Damage Award payable on June 7, 2000 and offered Early Payment on November 1, 1998 would be offered an Early Payment of $5,206.

         (c) The amount of the discount of the Early Payment will be calculated from the first day of June of the year in which the Damage Award otherwise would be payable under the Settlement Agreement to the first day of the month in which the offer is made -- provided that such offers are mailed to Class Members no later than the 15th day of such month.

4.       OFFER OF EARLY PAYMENT - OPTIONAL CONTRIBUTIONS

         (a) In addition to the Mandatory Contributions, under the circumstances described in the Settlement Agreement, L-P may make two optional $50 Million contributions to the Settlement Fund (the "$100 Million Optional Contributions"). If L-P elects to make the two optional contributions, the first is payable in August, 2001, and the second, in August, 2002.

         (b) L-P agrees to offer to pay to each Claimant whose claim has been approved by the Claims Administrator and who otherwise is entitled to be paid from the proceeds of the $100 Million Optional Contributions an amount equal to the present value of his Damage Award discounted at the rate of 12% per annum to reflect its early payment and the elimination of the uncertainty of payment. For example, a Claimant with a Damage Award of $6,000 payable on August 7, 2001 who is offered an Early Payment on November 1, 1998 would be offered $4,321; a Claimant with a $6,000 claim payable on August 7, 2002 and offered Early Payment on November 1, 1998 would be offered $3,834.

         (c) The amount of the discount of the Early Payment will be calculated from the first day of June of the year in which the Damage Award otherwise would be payable under the

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                                              1211 S.W. Fifth Avenue, Suite 1500
                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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Settlement Agreement to the first day of the month in which the offer is made --
provided that such offers are mailed to Class Members no later than the 15th day of such month.

5.       OFFERS OF EARLY PAYMENT TO BE PROMPTLY MADE

         L-P's offers of Early Payment to Claimants who otherwise would be paid from the proceeds of the Remaining $80 Million and the $100 million Optional Contributions will be communicated by the Claims Administrator to the relevant Claimants as soon as practicable following the execution of this Supplemental Agreement.

6.       TRANSMITTAL TO RECIPIENTS OF OFFER OF EARLY PAYMENT

         (a) The Claims Administrator shall transmit an offer of Early Payment to each Claimant entitled to receive one under paragraph 3 or 4, above. The transmittal will explain the proposal and include a check in the amount of the Early Payment. In addition, the transmittal will advise each Claimant that he is under no obligation to accept the payment and that the Early Payment is offered in complete satisfaction of the Claimant's Damage Award and the claim on which it is based.

         (b) Each Claimant will have sixty (60) days from the date of the transmittal to cash the check, unless the period is extended by L-P in its sole discretion. If the Claimant fails to cash the check within such sixty (60) day period (or if extended by L-P, such extended period), he will be deemed to have rejected the offer.

         (c) A Claimant's failure to cash the check shall not affect his rights and obligations under the Settlement Agreement, all of which remain in full force and effect.

7.       CREDIT FOR EARLY  PAYMENT

         To take into account their early payment, all payments made to Claimants pursuant to paragraphs 3 and 4, above, will be credited against L-P's mandatory and optional payment obligations under paragraphs 4.3, 4.7, and 4.8 of the Settlement Agreement. The credit shall be equal to the aggregate face amount of the claims to which such payments relate. For example, if Claimants who hold $25 million of claims that otherwise would be paid from the next mandatory


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                                              1211 S.W. Fifth Avenue, Suite 1500
                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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contribution  due June 7, 1999 accept the offer of early payment,  the mandatory contribution due on that date will be $5 million. Similarly, if Claimants who hold $35 million of claims that otherwise would be paid from the proceeds of the first optional $50 million contribution accept the offer of early payment, the optional payment due in 2001 will be $15 million.

8.       CREATION OF $125 MILLION SECOND  SETTLEMENT  FUND

         L-P will create a separate account within the existing Settlement Fund (the "Second Settlement Fund"), which will be capitalized at $125 million. The cash funding for the Second Settlement Fund will be provided no later than ten
(10) business days following the expiration of the Right of Withdrawal Period (Paragraph 17, below) with the right not having been exercised. The Second Settlement Fund will be open to receive claims as soon as practicable following the execution of this Supplemental Agreement and will remain open until December 31, 1999. The Second Settlement Fund is created as a source of payment for all approved claims filed prior to December 31, 1999 that are in excess of the first $375 million of claims.

9.       ELIGIBLE  CLAIMS

         Claims that may be filed with the Second Settlement Fund ("Eligible Claims") are: (a) claims for subsequent damage or for the benefit of the "65% Rule;" (b) claims that previously have been approved but remain unpaid (other than a claim that is the subject of an offer of Early Payment); and (c) approved claims filed prior to the close of the Second Settlement Fund.

10.      ELECTION TO PARTICIPATE

         The Claims Administrator will notify in writing each Claimant who has filed an Eligible Claim of L-P's offer to establish the Second Settlement Fund and describe its terms. Each such Claimant will have sixty (60) days from the date of the notice to return to the Claims Administrator an Election to Participate form evidencing his desire to participate in the Second Settlement Fund. Only Claimants who timely return the Election to Participate form to the Claims Administrator will be allowed to participate in the Second Settlement Fund.

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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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11.      PROMPT INSPECTION; CALCULATION OF DAMAGE AWARD

         The claim of each Claimant that is approved by the Claims Administrator will be promptly inspected by the Independent Adjuster in accordance with the protocol adopted under the Settlement Agreement. Thereafter, the Claims Administrator will calculate the applicable damage award, if any, based upon the results of the inspection of the Independent Adjuster (the "Damage Award").

12.      CALCULATION OF PRO RATA SHARE

         As soon as practicable following the close of the Second Settlement Fund, the Claims Administrator will calculate the pro rata share of each Claimant who has filed an Eligible Claim and who timely files an Election to Participate form in accordance with the formula S = D($125 million/A), where S is the Claimant's pro rata share of the Second Settlement Fund; D is the amount of the Claimant's Damage Award, and A is the aggregate amount of all claims filed against the Second Settlement Fund (the "Pro Rata Share").

13.      ADVICE TO PARTICIPANTS  IN  SECOND  SETTLEMENT  FUND

         As soon as the Pro Rata Share of the participants in the Second Settlement Fund has been calculated by the Claims Administrator, each participant will be advised in writing: (a) of the amount of his damage as shown in the Calculation Worksheet; (b) of the amount of his Pro Rata Share of the Second Settlement Fund (not to exceed the amount of his Damage Award); (c) that the Pro Rata Share is offered to him in complete satisfaction of his claim for damage as described in the Calculation Worksheet; (d) that recipients of distributions from the Second Settlement Fund may not file additional damage claims with the Claims Administrator during the remaining term of the Settlement; and (e) that there is no right to arbitrate the amount of the pro rata distribution.

14.      BACK END OPT-OUT RIGHT

         If the Claimant is dissatisfied with the amount of his Pro Rata Share, he may reject it by providing written notice to the Claims Administrator postmarked no later than thirty (30) days from the date of such written notification (the "Back End Opt-Out Right"). Unless the Claimant

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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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exercises his Back End Opt-Out Right by providing  timely  written notice to the
Claims Administrator, he conclusively will be deemed to have accepted his Pro Rata Share in full and complete satisfaction of the damage claim described in the Calculation Worksheet.

15.      PAYMENT OF PRO RATA SHARE

         Payment of the Pro Rata Share of each participant in the Second Settlement Fund who fails timely to exercise his Back End Opt-Out Right will be mailed to him as soon as practicable following the expiration of the Right of Withdrawal Period (Paragraph 17, below) with the right not having been exercised.

16.      WRITTEN NOTICE TO L-P

         The Claims Administrator will provide L-P with prompt written notice (no less often than biweekly) of the number of Claimants with Eligible Claims who have exercised their Opt-In Rights, of the number who have not, and of the aggregate amount of their claims. In addition, within ten (10) business days after the expiration of the period for the exercise of Back End Opt-Out Rights, the Claims Administrator will advise L-P in writing of the number of Claimants who timely exercised their Back End Opt-Out Rights and of the aggregate amount of their claims.

17.      L-P'S RIGHT OF WITHDRAWAL

         If, in its sole discretion, L-P believes that the number of Claimants who elect not to participate in the Second Settlement Fund (whether by not opting-in or by opting out) is excessive, it may withdraw its offer to establish the Second Settlement fund (the "Right of Withdrawal"). The Right of Withdrawal must be exercised by providing written notice to the Claims Administrator postmarked within ten (10) business days following receipt of advice from the Claims Administrator as to the number of Claimants exercising their Back End Opt-Out Rights (the "Right of Withdrawal Period"). If L-P timely exercises its Right of Withdrawal, its offer to establish the Second Settlement Fund is null and void, and thereafter the rights and obligations of L-P and all Class Members shall be governed exclusively by the terms of the

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                                                   Portland, Oregon  97204
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Settlement  Agreement,  except to the extent those rights and  obligations  were modified pursuant to a claimant's acceptance of any offer of Early Payment.

18.      REVIVAL OF CLAIMS; MAINTENANCE INSTRUCTIONS

         All Claimants also will be advised that pursuant to the terms of the Settlement Agreement if there are unpaid claims at the end of the settlement term, L-P must pay them; or, if it does not, each unpaid Claimant will be free after that date to pursue whatever legal remedies are available, subject to any legal defenses L-P may have, including the defense that a Claimant has failed properly to maintain his siding. In this regard, each Claimant will be provided with a copy of L-P's written maintenance instructions, which would be the basis for any maintenance defense if not followed.

19.      PERSONAL AND PUBLISHED NOTICE

         The substance of this Supplemental Agreement will be communicated personally in a direct mailing to each Claimant who files an Eligible Claim or who is entitled to receive an offer of Early Payment. In addition, notice of the offer may be included in the published third year notice that must be provided under the Settlement Agreement and in such other publications and in such other manner as the Parties jointly may agree.

20.      TAX STATUS OF SECOND SETTLEMENT FUND

         The Second Settlement Fund will be established and maintained as a separate account within the existing Qualified Settlement Fund ("QSF") in accordance with Section 468B of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder. The Claims Administrator is appointed to act as administrator of the fund within the meaning of Treas. Reg. Sec. 1-468B-2(k)(3). As the Administrator, the Claims Administrator shall comply with all applicable duties and obligations under IRC sec. 468B and any relevant implementing regulations.

21.      REPRESENTATIONS AND WARRANTIES

         L-P represents and warrants that: (a) it has all requisite corporate power and authority to execute, deliver, and perform this agreement and to consummate the transactions contemplated

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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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hereby;  (b) the  execution,  delivery,  and  performance  of this  Supplemental
Agreement have been duly authorized by all necessary corporation action; and (c) this agreement has been validly executed by L-P and constitutes its legal, valid, and binding obligation.

22. INTEREST ON EARLY  PAYMENT  FUNDING AND SECOND  SETTLEMENT  FUND

         All interest earned on the funds advanced by L-P to fund the Early Payment offers and all interest earned on the funds advanced by L-P to fund the Second Settlement Fund shall be applied as a full credit toward any remaining mandatory or optional contributions from L-P under the Settlement Agreement.

23. MISCELLANEOUS  PROVISIONS

         a. No term or provision of this Supplemental Agreement shall alter or amend any term or provision of the Settlement Agreement, no hearing on the Supplemental Agreement is required under Rule 23, Fed. R. Civ. P., and all of terms and provisions of the Settlement Agreement remain in full force and effect to the same extent as though this Supplemental Agreement had never been executed.

         b. The Court, acting through the Special Master, shall oversee the implementation, administration, and performance of this Supplemental Agreement to assure that none of its provisions alter or affect the terms of the Settlement Agreement. The Special Master also shall resolve any dispute that may arise under this Supplemental Agreement which bears on any term or condition of the Settlement Agreement or involves the construction or meaning of any provision of the Settlement Agreement.

         c. This Supplemental Agreement may not be modified or amended except in a writing signed by all the Parties.

         d. This Supplemental Agreement shall be governed and construed in accordance with the laws of the State of Oregon, applied without regard to its laws applicable to choice of law.

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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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         e. The  headings of the  sections of this  Supplemental  Agreement  are included for convenience only and shall not be deemed to constitute part of this agreement or to affect its construction.

         f. This Supplemental Agreement may be executed in any number of counterparts, all of which when taken together shall constitute one agreement.

         g. Any additional administrative costs incurred by the Claims Administrator or Independent Adjuster in the performance of the acts contemplated by this Supplemental Agreement, as well as the cost of providing published notice of its terms, shall be borne by L-P.

         h. Any notice provided in connection with this Supplemental Agreement or other document to be provided by one Party to the other shall be in writing and delivered personally or sent by registered or certified mail, postage prepaid: if to L-P, to the attention of L-P's respective representatives; and to Plaintiffs' Class Counsel on behalf of Settlement Class members. As of the date of this Supplemental Agreement, the respective representatives are as set forth below.

         Dated and effective as of October 26, 1998.

                             LOUISIANA-PACIFIC CORPORATION



                             By:/s/ Gary C.  Wilkerson
                                ------------------------------------------------
                                Gary C. Wilkerson
                                Vice President and General Counsel
                                LOUISIANA-PACIFIC CORPORATION
                                111 S.W. Fifth Avenue, Suite 4200
                                Portland, OR 97204



                             By:/s/ Michael H. Simon
                                ------------------------------------------------
                                Michael H. Simon
                                PERKINS COIE LLP
                                1211 S. W. Fifth Avenue, Suite 1500
                                Portland, Oregon 97204

                                Counsel for Louisiana-Pacific Corp.

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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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                             CLASS COUNSEL



                             By:/s/  Christopher I. Brain
                                ------------------------------------------------
                                Christopher I. Brain
                                TOUSLEY BRAIN 700
                                Fifth Avenue, 56th Floor
                                AT&T Gateway Tower
                                Seattle, WA 98104-5056



                             By:/s/ Clyde  Platt
                                ------------------------------------------------
                                Steve W. Berman
                                Clyde Platt
                                HAGENS & BERMAN
                                1301 Fifth Avenue, Suite 2929
                                Seattle, WA 98101



                             By:/s/ Jeremy R. Larson
                                ------------------------------------------------
                                Charles Nomellini
                                Jaremy R. Larson
                                FOSTER PEPPER & SHEFELMAN
                                1111 Third Avenue, Suite 3400
                                Seattle, WA 98101



                             By:/s/ Jonathan D. Selbin
                                ------------------------------------------------
                                Elizabeth Cabraser
                                Jonathan D. Selbin
                                LIEFF, CABRASER, HEIMANN
                                & BERNSTEIN LLP
                                Embarcadero Center West
                                275 Battery Street, 30th Floor
                                San Francisco, CA 94111-3339


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                                                   Portland, Oregon  97204
                                                       (503) 727-2000
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                             By:/s/ A. Hoyt Rowell, III
                                ------------------------------------------------
                                A. Hoyt Rowell, III
                                NESS, MOTLEY, LOADBOLT,
                                RICHARDSON & POOLE
                                174 East Bay Street, Suite 100
                                Charleston, S.C. 29041



                             By:/s/ William H. Garvin, III
                                ------------------------------------------------
                                William H. Garvin, III
                                WELLER, GREEN, McGOWN & TOUPS
                                2937 Kerry Forrest Parkway, Suite A-2
                                Tallahassee, FL 32308

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                                              1211 S.W. Fifth Avenue, Suite 1500
                                                   Portland, Oregon  97204
                                                       (503) 727-2000